Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S‑8 (Nos. 333-216342, 333-209949, 333-208543, 333-203235, 333-198499, and 333-193963) and the Registration Statements on Forms S-3 (Nos. 333-210001, 333-207469 and 333-221911) of Revance Therapeutics Inc. of our report dated March 2, 2018 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 2, 2018